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                                                                     EXHIBIT 1.2


                                8,000,000 SHARES

                            FLEMING COMPANIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

June 13, 2002

Lehman Brothers Inc.
Deutsche Bank Securities Inc.
First Union Securities, Inc.
Morgan Stanley & Co. Incorporated
   As Representatives of the
   several Underwriters named in Schedule 1 hereto
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY  10019

Ladies and Gentlemen:

      Fleming Companies, Inc., an Oklahoma corporation (the "COMPANY"), proposes to sell 8,000,000 shares (the "FIRM STOCK") of the Company's common stock, par value $2.50 per share (the "COMMON STOCK"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "UNDERWRITERS") an option to purchase up to an additional 1,200,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

      The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-86816), including a prospectus relating to, debt securities and Common Stock including the Stock, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "ACT"). Such registration statement has been declared effective by the Commission. As provided in Section 5(a), a prospectus supplement reflecting the terms of the offering of the Stock and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424(b) under the Act. Such prospectus supplement, in the form to be filed as contemplated by Section 5(a) hereof, is herein referred to as the "FINAL PROSPECTUS SUPPLEMENT" and together with the Prospectus (as defined below) in the form filed therewith, is herein referred to as the "FINAL PROSPECTUS" and the prospectus supplement prepared and
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filed after the Effective Time (as defined below), but containing a "Subject to
Completion" legend comparable to that contained in paragraph (b)(10) of Item 501 under Regulation S-K of the rules and regulations of the Commission under the Act (the "RULES AND REGULATIONS") is referred to as a "PRELIMINARY PROSPECTUS SUPPLEMENT" and, together with the Prospectus in the form filed therewith, is herein referred to as the "PRELIMINARY PROSPECTUS." The Preliminary Prospectus Supplement and the Final Prospectus Supplement are collectively referred to as the "PROSPECTUS SUPPLEMENTS." Such registration statement, as amended to the date of this Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "REGISTRATION STATEMENT," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as amended or supplemented to the date of the filing of the Prospectus Supplement filed therewith, is herein called the "PROSPECTUS," including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein. As used herein, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time.

Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants to, and agrees with the Underwriters that:

      (a) The Company meets the requirements under the Rules and Regulations for use of Form S-3 under the Act. The Registration Statement and the Prospectus conform, and the Final Prospectus contemplated by Section 5(a) hereof and any further amendments or supplements to the Registration Statement or the Final Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform, in each case, in all material respects to the requirements of the Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Preliminary Prospectus and the Final Prospectus and any additional amendment or supplement to the Final Prospectus), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus relating to the Underwriters in reliance upon and in conformity with written information furnished to the Company through Lehman Brothers Inc. by or on behalf of the Underwriters specifically for inclusion therein.

      (b) The reports incorporated by reference or deemed to be incorporated in the Final Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the "EXCHANGE ACT REGULATIONS").


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      (c)   All of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"); all of the outstanding equity interests of the Company and the Subsidiaries have been, and as of the relevant Delivery Date (as defined below) will be, duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Prospectus, all of the outstanding equity interests of each of the Subsidiaries that are owned by the Company will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except (i) in de minimis amounts, (ii) for firms, partnerships, joint ventures or other entities (each, a "PERSON") in which the Company or any Subsidiary has invested equity capital, made loans to or guaranteed loans for in accordance with the business practices of the Company or such Subsidiary for the purpose of assisting such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores, (iii) as set forth on Schedule 3 hereto, or (iv) as disclosed in the Final Prospectus, the Company does not own, directly or indirectly, any long-term debt securities or equity interests in any Person.

      (d) The Company has the long-term debt and shareholders' equity as set forth in the Final Prospectus. Each of the Company and the Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization or formation and has all requisite corporate or organizational power and authority to own its properties and conduct its business as now conducted and as described in the Final Prospectus; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

      (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby (including, without limitation, the issuance and sale of the Stock by the Company). This Agreement has been duly authorized, executed and delivered by the Company.

      (f) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale of the Stock by the Company or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained, such as will become effective at or prior to the issuance of the Stock and such as may be required under state securities or "Blue Sky" laws in connection with the sale of the Stock by the Underwriters. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational docu-


                                      -3-
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ment), (ii) to the Company's knowledge, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in breach of or in default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any instrument pertaining to indebtedness, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or permit to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except in the case of clauses
(ii) and (iii) for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

      (g) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Stock to the Underwriters) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract (except for the Company's existing Credit Agreement, which Credit Agreement will be repaid upon consummation of the transactions contemplated hereby), (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or
(iii) (assuming compliance with all applicable state securities or "Blue Sky" laws by the Underwriters) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except in the case of clauses (i) and (iii) for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

      (h) The consolidated financial statements of the Company (including the notes thereto) included or incorporated by reference in the Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except as otherwise stated therein. The summary and selected financial data in the Final Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein. Except as otherwise stated therein, the pro forma financial statements included or incorporated by reference in the Final Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Exchange Act. The assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Notwithstanding anything to the contrary contained herein, no representation or warranty is made under this clause (h) with respect to EBITDA, Adjusted EBITDA or any ratio based thereon or derived therefrom.


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      (i)   Deloitte & Touche LLP (the "INDEPENDENT ACCOUNTANTS") is an
independent public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations.

      (j) Except as set forth in the Final Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Stock or the consummation of the other transactions described in the Final Prospectus.

      (k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Prospectus ("PERMITS") (except, with respect to Permits which the Company and the Subsidiaries do not presently possess which would be necessary solely for future business proposed to be conducted by the Company and the Subsidiaries ("FUTURE PERMITS"), which Future Permits the Company reasonably believes will be obtained), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits or in the case of the Future Permits, the Company and the Subsidiaries intend to use their reasonable best efforts to obtain such Future Permits, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect; and to the Company's knowledge, none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

      (l) Since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, except as described therein or in the Final Prospectus, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions not in the ordinary course of business, which liabilities, obligations or transactions would, individually or in the aggre-


                                      -5-
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gate, be material to the business, financial condition, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its equity interests (other than regular quarterly dividends declared or paid on the Common Stock and other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, equity interests owned by the Company) and (iii) there has not been any material change in the equity interests or long-term indebtedness of the Company or the Subsidiaries.

      (m) The Company and each of the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon other than those being contested in good faith or those owed but not yet due to be paid.

      (n) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or intends to take any action that might cause this Agreement or the sale of the Stock to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

      (o) The Company and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Final Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases and material contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Prospectus, and to the Company's knowledge, none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

      (p) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets required to be described in the Final Prospectus pursuant to the Act that are not described in the Final Prospectus.


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      (q)   Except as described in the Final Prospectus or except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (C) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (D) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (E) no property or facility of the Company or any of the Subsidiaries is (i) listed or, to the Company's knowledge proposed for listing on the National Priorities List under CERCLA or is (ii) to their knowledge, listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

      For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

      (r) There is no strike, material labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company, threatened.

      (s) The Company carries insurance in such amounts and covering such risks as is adequate for the conduct of its and the Subsidiaries' respective businesses and the value of their respective properties and as is customary for comparable companies engaged in similar industries.

      (t) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that
(A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its and the Subsidiaries' assets, (C) access to its and its Subsidiaries' assets is

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permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its and its Subsidiaries' assets is compared with existing assets at reasonable intervals.

      (u) None of the Company or the Subsidiaries is or will be after application of the net proceeds from the sale of the Stock as described in the Final Prospectus an "investment company", as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

      (v) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and the Stock will conform to the description thereof contained in the Final Prospectus.

      (w) None of the Company or any of its Affiliates has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock.

      (x) Except as disclosed in the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

      (y) The Stock has been approved for listing on the New York Stock Exchange ("NYSE") subject to official notice of issuance.

      (z) Except as described in the Final Prospectus, the Company has not and will not have as of any Delivery Date (as hereinafter defined) sold or issued any shares of Common Stock during the six-month period preceding the date of the Final Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

      (aa) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Stock.

Section 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 8,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective

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purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

      In addition, the Company grants to the Underwriters an option to purchase up to 1,200,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

      The price to the Underwriters of both the Firm Stock and any Option Stock shall be $18.48 per share.

      The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

Section 3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Final Prospectus.

Section 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, at 10:00 A.M., New York City time, on June 18, 2002 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall cause delivery of the Firm Stock to be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representatives to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date.

      The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time (but not more than five (5) times) by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by

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the Representatives, when the shares of Option Stock are to be delivered;
provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

      Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall cause delivery of the Option Stock to be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representatives against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice.

Section 5. Further Agreements of the Company. The Company covenants and agrees:

      (a) To file the Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Final Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

      (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

      (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) the Final Prospectus (including any amendment or supplement thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Final Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Final Prospectus which will correct such statement or omission or effect such compliance;

      (d) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

      (e) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

      (f) For a period of five years following the Effective Date, to furnish or make available to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or the Exchange Act Regulations;

      (g) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as is necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to taxation in any jurisdiction;

      (h) For a period of 90 days from the date of the Final Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants, rights or other securities), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to use its best efforts to cause each executive officer and director of the Company listed under the heading "Management" in the Final Prospectus Supplement to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto;

      (i) To apply for the listing of the Stock on the New York Stock Exchange and to use its best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date; and

      (j) To apply the net proceeds from the sale of the Stock as set forth in the Final Prospectus.

Section 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock to the Underwriters and any issue, transfer or other stamp taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Final Prospectus and any amendment or supplement to thereto, all as provided in this Agreement; (d) any applicable listing or other fees with respect to the Stock; (e) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters);
(f) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

Section 7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to the satisfaction or waiver by the Representatives (in the Representatives' sole discretion) of each of the following additional terms and conditions:

      (a) The Final Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Final Prospectus or otherwise shall have been complied with.

      (b) All corporate proceedings of the Company incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Final Prospectus, and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (c) Latham & Watkins shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, with respect to the matters provided for in Exhibit B hereto.

      (d) McAfee & Taft shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, with respect to the matters provided for in Exhibit C hereto.

      (e) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (f) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act with respect to the Company and the Subsidiaries and Core-Mark International, Inc. ("CORE-MARK") and its subsidiaries and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information (including, without limitation, pro forma financial information) and other matters relating to the Company and Core-Mark ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

      (g) With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTERS"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act with respect to the Company and the Subsidiaries and Core-Mark and its subsidiaries and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information (including, without limitation, pro forma financial information) and other matters relating to the Company and Core-Mark covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

      (h) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or any Senior Vice President and its Chief Financial Officer stating that:

            (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of such Delivery Date, and the Company has performed all covenants and agreements, in all material respects, and satisfied all conditions, in all material respects, on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

            (ii) At such Delivery Date, since the date hereof or since the date of the most recent financial statements in the Final Prospectus (exclusive of any amendment or supplement thereto after the date of the filing of the Final Prospectus as contemplated by Section 5(a) hereof), no event or development has occurred, and no infor-mation has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

            (iii) To such officer's knowledge, the sale of the Stock hereunder has not been enjoined (temporarily or permanently).

      (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus or (B) since such date, there shall not have been any change in the equity interests or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

      (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

      (k) The NYSE shall have approved the Stock for listing, subject only to official notice of issuance.

      (l) The following transactions shall close substantially concurrently with the Closing under this Agreement:

            (i) the acquisition of Core-Mark by the Company on terms not materially different from those set forth in the agreement filed as an exhibit to the Company's Form 8-K filed with the Commission on April 24, 2002;

            (ii) the new credit agreement of the Company described in the Final Prospectus; and

            (iii) the concurrent offering of senior notes of the Company described in the Final Prospectus.

      (m) Each executive officer and director of the Company listed under the heading "Management" in the Final Prospectus Supplement shall have furnished to the Representatives, prior to the First Delivery Date, a letter substantially in the form of Exhibit A hereto.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 8. Indemnification and Contribution.

      (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or the Preliminary Prospectus, the Final Prospectus or in any amendment or supplement thereto or (B) in any written materials or written information provided to investors by the Company in connection with the marketing of the offering of the Stock, including any written roadshow or written investor presentations made to investors by the Company (written information shall include written information provided in person or electronically) (the "MARKETING MATERIALS") (it being understood that the roadshow slide presentation prepared by the Representatives and the Company and presented to potential investors in person or electronically shall be deemed to be Marketing Materials) or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Final Prospectus, the Registration Statement, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any the Preliminary Prospectus, the Final Prospectus, the Registration Statement, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through Lehman Brothers Inc. by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e) hereof; provided further that the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that (i) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Final Prospectus and (ii) the Company sustains the burden of proving that such Underwriter sold shares of Stock to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Final Prospectus and (iii) the Company had previously furnished sufficient quantities of the Final Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and
(iv) such Underwriter failed to deliver the Final Prospectus (excluding the documents incorporated by reference therein), if required by law to have so delivered it, and such delivery would have been a complete defense against the loss, claim, liability, expense or damage asserted by such person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

      (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Final Prospectus, the Registration Statement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Final Prospectus, the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through Lehman Brothers Inc. by or on behalf of such Underwriter specifically for inclusion therein, which information is limited to the information set forth in
Section 8(e) hereof, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

      (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company (it being understood, however, that, in connection with such action, the Company shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

      (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth in the fourth, seventh, eighth, fourteenth, sixteenth and seventeenth paragraphs appearing under the caption "Underwriting" in the Final Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Final Prospectus.

Section 9. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectus or in any other document or arrangement.

Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 7(i) or (j), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

Section 11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition (other than the conditions set forth in Section 7(j) hereof) of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand by Lehman Brothers Inc. (accompanied by documentation) the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any Underwriter for any such expenses.

Section 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 101 Hudson Street, Jersey City, NJ 07302, Attention: Syndicate Department (Fax: (201) 524-5980), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022 with a copy to Cahill Gordon & Reindel, Attention:
John Tripodoro (Fax: (212) 269-5420);

      (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (972) 906-1560 with a copy to Latham & Watkins, Attention: Tracy Edmonson (Fax: (415) 395-8095)). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters con-tained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company and officers of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 15. Definition of the Term "BUSINESS DAY". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

Section 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    FLEMING COMPANIES, INC.




                                    By:  /s/ Carlos M. Hernandez
                                         ---------------------------------------
                                         Name:  Carlos M. Hernandez
                                         Title: Senior Vice President,
                                                General Counsel and Secretary

ACCEPTED:

LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
FIRST UNION SECURITIES, INC.
MORGAN STANLEY & CO. INCORPORATED

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By: LEHMAN BROTHERS INC.



By:   /s/ Charles Hardwick
      -----------------------------------
      Name: Charles Hardwick
      Title: Vice President



By: DEUTSCHE BANK SECURITIES INC.



By:   /s/ John Kennedy
      -----------------------------------
      Name: John Kennedy
      Title: Managing Director


By:   /s/ Herb May
      -----------------------------------
      Name: Herb May
      Title: Managing Director